                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

      Date of Report (Date of earliest event reported): September 20, 2002

                               AVICI SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)

              101 Billerica Avenue, North Billerica, Massachusetts
                    (Address of principal executive offices)

                                      01862
                                   (Zip Code)

                                 (978) 964-2000
               Registrant's telephone number, including area code

               Delaware                    000-30865             02-0493372
    State or other jurisdiction of     (Commission File        (IRS Employer
             Incorporation                  Number)          Identification No.)

Item 5.       Other Events.

         On September 20, 2002, Avici Systems Inc. (the "Company" or "Avici") issued a press release announcing that it plans to hold a special meeting of its stockholders in order to solicit approval of a reverse split of its common stock of up to 1-for-5 shares. The final determination of whether to implement the stock split, as well as the actual exchange ratio, will be determined by Avici's Board of Directors following stockholder approval. In addition, the Company announced an open market buyback program to repurchase, though block purchases or otherwise at times and prices considered appropriate by the Company, an aggregate of up to 6,000,000 shares of its outstanding common stock. The Company also announced that it has taken steps to further lower its operating costs.

         A copy of the press release issued by the Company on September 20, 2002 concerning the foregoing matters is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

            Exhibit 99.1 - Press Release of the Company dated September 20,
            2002.

                                   SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AVICI SYSTEMS INC.

Date: September 20, 2002    By: /s/ Paul F. Brauneis
                                --------------------
                                Paul F. Brauneis
                                Chief Financial Officer, Senior
                                Vice President of Finance and Administration and Principal Accounting Officer

                                  EXHIBIT INDEX


Exhibit No.                                     Description
-----------                                     -----------
Exhibit 99.1             Press Release of the Company, dated September 20, 2002.